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                                                                  Exhibit 10.8.2

                                  MORTGAGE NOTE

$5,687,000.00                                                        May 7, 1996
                                                                Atlanta, Georgia

            FOR VALUE RECEIVED SERVICO LANSING, INC., a Michigan corporation having its principal place of business at 1601 Belvedere Road, West Palm Beach, Florida 33406 ("Maker"), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Payee"), at its principal place of business at 8614 Westwood Center Drive, Suite 630, Vienna, Virginia 22182, or at such place as the holder hereof may from time to time designate in writing, the principal sum of Five Million Six Hundred Eighty-Seven Thousand and 00/100 Dollars (the "Loan"), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as such term is defined in Section 1(c) hereof), and to be paid in installments as follows:

            (a) A payment of interest only on the first day of the first full calendar month after the date hereof; and

            (b) Equal monthly payments of principal and interest in the amount of $51,177.54, on the first day of the second full calendar month after the date hereof and on the first day of each of the next succeeding 83 calendar months thereafter (each a "Monthly Payment Date");

with the entire outstanding principal balance, together with accrued and unpaid interest and any other amounts due under this Note being due and payable on the seventh anniversary of the first day of the first full calendar month after the date hereof (the "Maturity Date").

            1. Calculation of Interest; Application of Payments.

            (a) Interest on the outstanding principal balance of this Note shall be calculated on the basis of a 360-day year composed of 12 months of 30 days each, except that interest payable in respect of any period less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a 360-day year.

            (b) Payments under this Note shall be applied first, to the payment of interest and other costs and charges due in connection with this Note or the Debt (as such term is defined in Section 4 hereof), and then to reduction of the outstanding principal balance; or upon an Event of Default (as such term is defined in Section 4 hereof) in such order and priority as Payee shall determine in its sole discretion. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

            (c) As used in this Note the term "Applicable Interest Rate" shall mean, from the date of this Note through and including the Maturity Date, the fixed rate of nine and seven-eighths (9.875%) percent per annum.

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            2. Security for the Loan.

            (a) This Note is secured by: (i) a Mortgage, Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the date hereof from Maker to Payee (the "Mortgage") affecting the real property and improvements known as Holiday Inn -- West and located at 7501 West Saginaw Highway, Lansing, Michigan 48917 (the "Mortgaged Property"); (ii) an Assignment of Leases and Rents dated as of the date hereof from Maker to Payee (the "Assignment"); (iii) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker and Servico, Inc. (the "Environmental Agreement"); and
(iv) such other documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments and reserve and/or escrow accounts (such other documents, collectively, the "Other Security Documents").

            (b) As used herein, the term "Loan Documents" means, collectively, this Note, the Mortgage, the Loan Agreement dated as of the date hereof between Maker and Payee (the "Loan Agreement"), the Assignment, the Environmental Agreement, the Other Security Documents and any and all other documents executed in connection with the Loan.

            3. Late Charge. If any sum payable under this Note is not paid prior to the tenth (10th) day after the date such payment is due (but not including the payment of the principal balance due on the Maturity Date), Maker shall pay to Payee on demand an additional amount equal to five (5%) percent of such unpaid sum to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the Other Security Documents.

            4. Events of Default. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents (all such sums, collectively, the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (a) if any payment required in this Note is not paid prior to the tenth (10th) day after the date when due or on the Maturity Date; (b) upon the occurrence of any other default under this Note; or (c) upon the happening of any other Event of Default under and as defined in the Loan Agreement (each of the foregoing, an "Event of Default"). In the event that Payee retains counsel to collect the Debt (including on appeal), if Payee prevails in such action, Maker shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

            5. Default Rate Interest. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker's failure to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the lesser of (a) the maximum rate permitted by applicable law; and (b) the greater of (i) the Applicable Interest Rate plus three percent (3%) or (ii) the Prime Rate (as hereinafter defined) plus four percent (4%) (the lesser of such rates in (a) or (b), the "Default Rate"). Interest payable at the Default Rate shall be in lieu of interest payable at the Applicable Interest Rate. The "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base


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rate, as such rate shall change from time to time. If Citibank N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the Prime Rate. If more than one Prime Rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used, and such average shall be rounded up to the nearest one-quarter of one percent (1/4%). Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. Interest at the Default Rate shall be added to the Debt, and shall be deemed secured by the Mortgage. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

            6. Prepayment. (a) Payee is making the Loan at the Applicable Interest Rate in reliance upon the Maker's repayment of the Debt over the full stated term thereof. Payee would not otherwise be willing to make the Loan but for Maker's covenant to repay the Loan over the full stated term. Accordingly, in order to insure that Payee receives the full benefit of interest on the outstanding principal balance hereunder in accordance with the terms hereof, Maker will not prepay the principal balance hereunder prior to the Maturity Date except in accordance with the terms, and upon the payment of a certain additional prepayment consideration, as more particularly described below.

            (b) Provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, upon: (i) not less than 30 days prior written notice to Payee specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of accrued interest to and including the Prepayment Date (provided, however, that if such prepayment is received by Payee before 12:00 noon on the date of such prepayment, then the accrued interest payable in respect thereof shall be calculated through and including the day prior to the Prepayment Date) together with a payment of all interest which would have accrued on the principal balance of this Note to and including the last day of the calendar month in which the Prepayment Date falls, if such prepayment occurs on a date which is not the last day of a month (the "Shortfall Interest Payment"); (iii) payment of all other sums then due under this Note, the Loan Agreement, the Mortgage, the Assignment and the Other Security Documents; and (iv) payment of a prepayment consideration in an amount equal to the greater of: (A) one (1%) percent of the principal amount being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on each Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining from the Prepayment Date to each such Monthly Payment Date and the Maturity Date (such prepayment consideration, the "Prepayment Consideration"). The term "Reinvestment Yield" as used herein shall be equal to the lesser of (1) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date; and (2) the yield on the U.S. Treasury issue (primary issue) with a maturity equal to the remaining term of this Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Prepayment Date set forth in the Prepayment Notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The term "Payment Differential" as used herein shall be equal to (x) the Applicable Interest Rate minus the Reinvestment Yield, divided by (y) 12 and multiplied by
(z) the Principal Sum outstanding after application of the Monthly Payment due on such Prepayment Date, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall


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Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Payee shall notify Maker of the amount, and the basis of determination, of the required Prepayment Consideration. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this Section in accordance with such notice shall be due and payable on the Prepayment Date. Payee shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the Prepayment Consideration due in connection therewith. The term "Loan Year" as used in this Section shall mean each complete 365-day period beginning with the first day of the first full calendar month following the date hereof. Notwithstanding the foregoing, no Prepayment Consideration shall be payable in connection with a prepayment during the six months immediately preceding the Maturity Date.

            7. Acceleration Deemed Prepayment. If following the occurrence of any Event of Default, Maker tenders payment of an amount sufficient to satisfy the entire Debt at any time prior to a judicial or non-judicial foreclosure sale or sale pursuant to a power of sale of any of the Mortgaged Property, including any redemption period, as applicable, and prior to the time prepayment of the principal balance of this Note is permitted hereunder without prepayment consideration, Maker shall, in addition to the entire Debt, also pay to Payee an amount equal to the sum of: (a) the Shortfall Interest Payment; and (b) a prepayment consideration equal to the Prepayment Consideration as of the date of such tender. An involuntary prepayment shall include any prepayment made in connection with reinstatement of the Mortgage under foreclosure proceedings, or exercise of a power of sale, any right of redemption exercised by Maker or any other party having a right to redeem or prevent foreclosure, or which is made or occurs upon the consummation of any sale in foreclosure or under exercise of a power of sale.

            8. Limitations on Recourse. (a) Subject to the qualifications set forth in this Section, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in the Note, the Loan Agreement, the Mortgage, the Assignment or the Other Security Documents by an action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Mortgage, the Assignment, the Other Security Documents, and the interests in the Mortgaged Property and any other collateral given to Payee pursuant to the Mortgage, the Assignment and the Other Security Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker's interest in the Mortgaged Property and in any other collateral given to Payee. Payee, by accepting this Note, the Loan Agreement, the Assignment, the Mortgage and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under, by reason of or in connection with the Mortgage, the Loan Agreement, the Assignment, the Other Security Documents or this Note. Except as may be expressly provided for herein, the provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or the Other Security Documents or this Note; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage;
(iii) affect the validity or enforceability of any guaranty or indemnity made in connection with the Mortgage, the Loan Agreement, this Note, the Assignment or the Other Security Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment; (vi) impair the right of Payee to bring suit with respect to fraud or intentional


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misrepresentation by Maker or any other person or entity in connection with the
Mortgage, the Loan Agreement, this Note, the Assignment, the Environmental Agreement or the Other Security Documents; or (vii) affect the validity or enforceability of the Environmental Agreement or limit the liability of Maker or any other party thereunder.

            (b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Loan Agreement, the Mortgage, the Assignment, the Environmental Agreement and the Other Security Documents.

            (c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker shall be fully liable for and shall indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee's attorneys' fees) (including on appeal) if Payee prevails in the applicable action or proceeding to which such fees relate) arising out of or attributable or relating to:

            (i) fraud or misrepresentation by Maker in connection with the Loan;

            (ii) the gross negligence or willful misconduct of Maker, its agents or employees, or physical waste of the Mortgaged Property;

            (iii) the breach of provisions in the Loan Agreement concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Payee therein with respect to such Environmental Laws, Hazardous Substances and Asbestos;

            (iv) except as permitted in the Loan Agreement, the removal or disposal of any portion of the Mortgaged Property after default under this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or any Other Security Document;

            (v) the misapplication or misappropriation by Maker of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property; or (C) rents, issues, profits, proceeds, accounts, or other amounts received by Maker (in the case of clause (C) following an Event of Default under this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or the Other Security Documents);

            (vi) Maker's failure to pay taxes, assessments, charges for labor or materials or other charges that can result in liens on any portion of the Mortgaged Property; and

            (vii) any security deposits or advance deposits collected with respect to the Mortgaged Property (except to the extent such deposits are required to be returned or refunded to the depositor), which are not delivered to Payee upon a foreclosure of the Mortgaged Property or action in lieu thereof.


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            (d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect in the event of: (i) Maker's failure (after prior notice and the expiration of applicable cure periods) to permit on-site inspections of the Mortgaged Property or to provide financial reports and information pertaining to the Mortgaged Property as required by the Loan Agreement which failure continues, with respect to reports required to be furnished monthly, for 15 days beyond otherwise applicable cure periods, with respect to reports required to be furnished quarterly, for 30 days beyond otherwise applicable cure periods, and with respect to reports required to be furnished annually, for 45 days beyond otherwise applicable cure periods; (ii) Maker's failure to obtain Payee's written consent to any subordinate financing not otherwise permitted under the Loan Agreement; (iii) Maker's failure to obtain Payee's prior written consent to any transfer of the Mortgaged Property or of any ownership interest in Maker not otherwise permitted under the Loan Agreement; (iv) the Mortgaged Property or any part thereof becoming an asset in a voluntary bankruptcy or insolvency proceeding; or (v) the failure of Maker to comply with the provisions of Section 11 (SINGLE PURPOSE ENTITY) of the Loan Agreement.

            9. No Usury. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt (or, if this Note and all other Debt have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law and so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

            10. Transfers Not Permitted. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Mortgaged Property or ownership interests of Maker, except as permitted in the Loan Agreement.


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            11. Authority. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

            12. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

            13. WAIVER OF JURY TRIAL. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

            14. Governing Law. The Note shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Mortgage is located and the applicable laws of the United States of America.

            15. Miscellaneous.

            (a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

            (b) Except as may be expressly provided for in the Loan Documents, Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, notice of intent to accelerate the maturity hereof and of acceleration.

            (c) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


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            (d) Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

            (e) If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.


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            IN WITNESS WHEREOF, Maker has duly executed this Note on the day and year first above written.

                                            MAKER:

                                            SERVICO LANSING, INC.


                                            By: /s/ David Buddemeyer
                                               ---------------------------------
                                                    David Buddemeyer
                                                    President

STATE OF GEORGIA     )
                     :    ss.:
COUNTY OF FULTON     )

            The foregoing instrument was acknowledged before me this 7th day of May, 1996, by David Buddemeyer, President of SERVICO LANSING, INC., a Michigan corporation, who is personally known to me or who produced his Florida driver's license as identification and who did take oath, on behalf of the corporation.

                                               /s/ Sybil Green
                                               ---------------------------------
                                                    Notary Public
                                                    Print Name: SYBIL GREEN

                                              Notary Public, Cobb County Georgia
                                             My Commission Expires Jan. 20, 1998

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                              AFFIDAVIT OF RECEIPT

                                    (LENDER)

      I, Paul M. Shapses, after being duly sworn, did depose and state:

      1. I am legal counsel to GMAC Commercial Mortgage Corporation, a California corporation ("Counsel").

      2. On the date hereof, I, on behalf of Lender (as hereinafter defined) received that certain original Mortgage Note in the amount of $5,687,000 (the "Note") executed by the Servico Lansing, Inc., a Michigan corporation (the "Borrower") and payable to the order of GMAC Commercial Mortgage Corporation, a California corporation (the "Lender").

      3. The Note was delivered personally to the undersigned via federal express from Atlanta, Georgia, as Counsel for Lender in New York City, New York.

      4. I, as Counsel for the Lender, upon closing, delivered the Note to Lender in New York City, New York.

      5. This Affidavit is made for the benefit of Lender for compliance with the laws of the State of Florida relating to documentary stamp tax laws.

      FURTHER AFFIANT SAYETH NOT.

      Executed this 8th day of May, 1996.

                                      SHAPIRO, SHAPSES, BLOCK & STACHENFELD, LLP

                                      By: /s/ Paul M. Shapses
                                         ---------------------------------------
                                              Paul M. Shapses, Esq.